                                UNITED STATES
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                  Form 8-K/A-1

                                 Current Report

                                     0-16715
                                 --------------
                             Commission File Number



                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


                                October 16, 1995
                            ------------------------
                                 Date of Report
                       (Date of Earliest Event Reported)



                         PHONETEL TECHNOLOGIES, INC.
                 ------------------------------------------
             (Exact name of registrant as specified in its charter)

                        Ohio                   34-1462198
             (State of Incorporation)   (I.R.S. Identification No.)

                               1127 Euclid Avenue
                            650 Statler Office Tower
                          Cleveland, Ohio  44115-1601
                    --------------------------------------
              Address and zip code of principal executive offices


                                (216) 241-2555
                             --------------------
                        Registrant's telephone number

PART I

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The attached is provided in order to satisfy the filing requirements set forth in the Rules and Regulations of the Securities and Exchange Act of 1934.


Exhibits

(a)              Financial Statements of Business Acquired:

                 1.       Public Telephone Corporation - Financial Statements
                          Years Ended June 30, 1995 and 1994.   On December 26,
                          1995, Geo. S. Olive & Co., LLC, Public Telephone's auditors reissued the audited financial statements on Public Telephone Corporation for the Years Ended June 30, 1995 and 1994, due to an addition error on the Statement of Income. The enclosed audited Financial Statements for the Years Ended June 30, 1995 and 1994, amends in entirety the audited financial statements which had been previously filed as Exhibit
                          (a)1 on Form 8-K.

                 2. Public Telephone Corporation - Unaudited Balance Sheets at September 30, 1995.

                 3.       Public Telephone Corporation -   Unaudited
                          Consolidated Statements of Income for the Three Months ended September 30, 1995 and 1994.

                 4. Public Telephone Corporation - Unaudited Consolidated Statements of Cash Flows for the Three Months Ended September 30, 1995 and 1994.

                 5. Public Telephone Corporation - Unaudited Notes to the Financial Statements for the period ended September 30, 1995.

(b)              Pro Forma Financial Information:

                 1. Public Telephone Corporation and PhoneTel Technologies, Inc. Unaudited Pro Forma Combined Condensed Balance Sheet at September 30, 1995.

                 2. Public Telephone Corporation and PhoneTel Technologies, Inc. Unaudited Pro Forma Combined Condensed Income Statements for the Year Ended December 31, 1994, and Six Months Ended September 30, 1995.

SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PHONETEL TECHNOLOGIES, INC.
                                               (Registrant)





Date:    December 28, 1995                         /s/ Daniel J. Moos
                                                   -----------------------------
                                                       Daniel J. Moos
                                                       Executive Vice President
                                                       Treasurer and
                                                       Chief Financial Officer

                                                                    EXHIBIT (a)

                                                        EXHIBIT (a) 1


                        PUBLIC TELEPHONE CORPORATION

                             Financial Statements
                            June 30, 1995 and 1994











                       [GEO. S. OLIVE & CO. LLC LOGO]

                        PUBLIC TELEPHONE CORPORATION


                             TABLE OF CONTENTS



                                                                PAGE
                                                                ----

INDEPENDENT AUDITOR'S REPORT                                      1


FINANCIAL STATEMENTS

        Statement of income                                       2

        Balance sheet                                             3

        Statement of stockholders' equity                         4

        Statement of cash flows                                   5

        Notes to financial statements                             6


                    [GEO. S. OLIVE & CO. LLC LETTERHEAD]


                        INDEPENDENT AUDITOR'S REPORT


The Board of Directors
Public Telephone Corporation
Fort Wayne, Indiana


We have audited the accompanying balance sheet of Public Telephone Corporation as of June 30, 1995, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Public Telephone Corporation as of June 30, 1994 were audited by other auditors whose report dated August 9, 1994 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in the notes to the financial statements, a mathematical error resulting in overstatement of previously reported other income and net income for the year ended June 30, 1995, were discovered by management of the Company subsequent to the issuance of the 1995 financial statements. Accordingly, the 1995 statement of income has been restated to correct the error.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Public Telephone Corporation at June 30, 1995, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/  Geo. S. Olive & Co. LLC

Fort Wayne, Indiana
September 13, 1995

                          PUBLIC TELEPHONE CORPORATION

                              STATEMENT OF INCOME



YEAR ENDED JUNE 30                              1995               1994
-------------------------------------------------------------------------------
Net Sales
  Coin calls                                 $1,790,559          $1,173,743
  Noncoin calls                                 549,215             509,814
  Service and other                             128,441              89,497
                                             ----------          ----------
                                              2,468,215           1,773,054
                                             ----------          ----------

Operating Expenses
  Telephone charges                             718,922             417,791
  General and administrative                    929,053             591,000
  Commissions                                   242,590             209,329
  Field services and collection                 160,345              80,083
  Depreciation, telephone equipment             254,846             155,693
                                             ----------          ----------
                                              2,305,756           1,453,896
                                             ----------          ----------

        Operating income                        162,459             319,158
                                             ----------          ----------

Other Income (Expense)
  Interest expense                             (354,320)           (144,682)
  Loss on sale of fixed assets                 (265,970)            (71,953)
  Other income                                    1,805
                                             ----------          ----------
                                               (618,485)           (216,635)
                                             ----------          ----------

NET INCOME (LOSS)                            $ (456,026)         $  102,523
                                             ==========          ==========

See notes to financial statements.





                                    (2)

                          PUBLIC TELEPHONE CORPORATION

                                 BALANCE SHEET

JUNE 30                                              1995           1994
---------------------------------------------------------------------------
                   ASSETS

CURRENT ASSETS
  Cash and cash equivalents                       $   68,645     $  508,016
  Accounts receivable
    Coin                                              18,099          9,354
    Noncoin                                           23,747         79,000
    Employees                                         12,301
  Prepaid expenses                                    19,521         10,730
  Telephone parts                                     30,054         15,442
                                                  ----------     ----------
        Total current assets                         172,367        622,542
                                                  ----------     ----------

PROPERTY AND EQUIPMENT, net                        2,138,551      1,772,579
                                                  ----------     ----------

OTHER ASSETS
  Intangible assets, net                             100,954        128,551
  Security deposits                                   27,668         27,668
                                                  ----------     ----------
                                                     128,622        156,219
                                                  ----------     ----------
                                                  $2,439,540     $2,551,340
                                                  ==========     ==========
     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes payable to officers                                      $   18,733
  Current maturities of long-term debt            $  784,547        657,557
  Accounts payable, trade                             63,278         27,622
  Accrued expenses                                    95,814         79,874
                                                  ----------     ----------
        Total current liabilities                    943,639        783,786
                                                  ----------     ----------

LONG-TERM DEBT, net of current portion             1,355,741      1,217,291
                                                  ----------     ----------
DEFERRED COMPENSATION                                 37,239         14,650
                                                  ----------     ----------
STOCKHOLDERS' EQUITY
  Preferred stock, no par value
    Authorized, 10,000,000 and 100,000 shares
    Issued and outstanding, 0 shares
  Class A common stock, no par value
    Authorized, 15,000,000 and 10,000,000 shares
    Issued and outstanding 1,056 and 899 shares      922,334       899,000
  Class B common stock, no par value
    Authorized, 100,000 shares
    Issued and outstanding, 0 shares
  Retained earnings (deficit)                       (819,413)     (363,387)
                                                  ----------     ----------
                                                     102,921       535,613
                                                  ----------     ----------
                                                  $2,439,540     $2,551,340
                                                  ==========     ==========

See notes to financial statements.


                                      (3)

                        PUBLIC TELEPHONE CORPORATION

                      STATEMENT OF STOCKHOLDERS' EQUITY



                                   NUMBER                        RETAINED
                                     OF          COMMON          EARNINGS         TREASURY
                                   SHARES         STOCK         (DEFICIT)           STOCK           TOTAL
-----------------------            ------       --------        ----------        ---------        --------

BALANCES, JULY 1, 1993               951        $951,000        $(465,910)        $(61,000)        $424,090

   Net income                                                     102,523                           102,523

   Retirement of treasury stock      (61)        (61,000)                           61,000

   Issuance of stock                   9           9,000                                              9,000
                                   -----        --------        ---------         --------         --------

BALANCES, JUNE 30, 1994              899         899,000         (363,387)               0          535,613

   Net income (loss)                                             (456,026)                         (456,026)

   Issuance of stock                 157          23,334                                             23,334
                                   -----        --------        ---------         --------         --------


BALANCES, JUNE 30, 1995            1,056        $922,334        $(819,413)        $      0         $102,921
                                   =====        ========        =========         ========         ========


See notes to financial statements.


                                    (4)

                          PUBLIC TELEPHONE CORPORATION

                            STATEMENT OF CASH FLOWS

YEAR ENDED JUNE 30                                                1995            1994
-----------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net income (loss)                                             $(456,026)      $ 102,523
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities
    Depreciation and amortization                                 331,834         189,666
    Loss on sale of equipment                                     265,970          64,015
    Changes in assets and liabilities
      Accounts receivable                                          34,207         (84,604)
      Prepaid and sundry assets                                   (23,403)         21,400
      Accounts payable, trade                                      60,656           1,542
      Accrued expenses                                             15,940          76,558
      Deferred compensation                                        22,589          14,650
                                                                ---------       ---------
      Net cash provided by operating activities                   251,767         385,750
                                                                ---------       ---------
INVESTING ACTIVITIES
  Proceeds from sale of property and equipment                     15,523          10,140
  Increase in security deposits                                                   (27,668)
  Acquisition of Aaron Communication Services, Inc. assets        (47,659)       (115,252)
  Acquisition of TTC Investments assets                                          (438,000)
  Other acquisitions of property and equipment                   (329,611)       (319,547)
                                                                ---------       ---------
    Net cash used by investing activities                        (361,747)       (890,327)
                                                                ---------       ---------
FINANCING ACTIVITIES
  Principal payments on long-term debt                           (674,101)       (468,443)
  Proceeds received from notes payable                            400,000          90,272
  Financing fees paid                                             (59,891)
  Proceeds from notes payable officers                                             18,733
  Proceeds received on sale-leaseback transactions                              1,318,000
  Proceeds received from issuance of stock                          4,601           9,000
                                                                ---------       ---------
    Net cash provided (used) by financing activities             (329,391)        967,562
                                                                ---------       ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                 (439,371)        462,985

CASH AND CASH EQUIVALENTS, BEGINNNING OF YEAR                     508,016          45,031
                                                                ---------       ---------
CASH AND CASH EQUIVALENTS, END OF YEAR                          $  68,645       $ 508,016
                                                                =========       =========
SUPPLEMENTAL CASH FLOWS INFORMATION
  Notes payable issued in connection with acquisition
    of assets                                                   $ 139,341       $ 645,617
  Deferred financing costs included in accounts payable                            25,000
  Notes payable to officers converted to common stock              18,733
  Cash paid for interest                                          358,132
  Purchase of Wonder Pay Telephone Company assets
    under capital lease obligation                                360,000
  Purchase of fixed assets under capital lease obligation          40,200


See notes to financial statements.


                                      (5)

                          PUBLIC TELEPHONE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

GENERAL

Public Telephone Corporation (PTC or the Company) owns, operates, and maintains pay telephones connected to the network of regulated telephone companies at various third-party property owner locations, primarily located in Indiana, Illinois, Ohio, and Michigan. The Company also derives revenue from routing calls to operator service companies. The Company commenced significant installation and operation of pay telephones in April 1992.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost, including telephone, installation, and related costs. Assets acquired under capital leases are recorded at the present value of lease payments, including bargain purchase options expected to be exercised. Net gains or losses on sales of telephone equipment leased back under capital lease arrangements are deferred as a component of capital lease assets. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the assets commencing when the property or equipment is installed and placed in service.

INTANGIBLE ASSETS

The Company has various intangible assets including noncompetition agreements, organization costs, goodwill, and financing fees. Amortization is computed using the straight-line method over the following lives:

                                                             YEARS
-----------------------------------------------------------------------
Consulting and noncompetition agreements                       3
Organization costs                                             3
Goodwill                                                       3
Financing fees                                                 4

BAD DEBTS

Trade accounts receivable are considered fully collectible; therefore, no allowance for bad debts has been provided.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of bank deposits in federally insured accounts. From time to time during the year, the Company's cash accounts exceeded federally insured limits.

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments, if any, purchased with an original maturity of three months or less to be cash equivalents.


                                      (6)

PUBLIC TELEPHONE CORPORATION

NOTES TO FINANCIAL STATEMENTS

RECLASSIFICATIONS AND RESTATEMENT

Certain amounts presented in prior year financial statements have been reclassified to conform to the current year presentation. The Company has reissued its 1995 financial statements to correct a mathematical error resulting in overstatement of previously reported other income and net income in the Company's statement of income for the year ended June 30, 1995. Total other income and net income as shown in the statement of income decreased by $708,640 from those amounts previously presented.

ACQUISITIONS

On August 30, 1993, the Company acquired certain public pay telephone operations of Aaron Communication Service, Inc. for approximately $457,000. The purchase price was financed with capital leases and seller financing of approximately $115,000 and $342,000.

On January 5, 1994, the Company acquired substantially all the assets of TTC Investments, a public pay telephone company, for approximately $742,000.
The purchase price was financed with capital leases and seller financing of approximately $438,000 and $304,000.

On July 7, 1994, the purchase agreement with Aaron Communication Service, Inc. was amended to include approximately 142 more phones not purchased in the original agreement on August 30, 1993. The purchase price was financed with long-term notes and seller financing of approximately $131,000.

On September 13, 1994, the Company acquired substantially all of the assets of Wonder Pay Telephone Company, a public pay telephone company, for $360,000. The purchase price was financed with a capital lease of $360,000.

The acquisitions have been accounted for using the purchase method and, accordingly, the acquired assets have been recorded at their fair values at the date of acquisition. The purchase price allocations resulted in goodwill of approximately $71,000 and covenants not to compete of approximately $50,000 during the year ended June 30, 1994.


- PROPERTY AND EQUIPMENT

Property and equipment consist of the following:


JUNE 30                                              1995             1994
--------------------------------------------------------------------------------
Telephone equipment                               $2,543,462       $1,968,895
Furniture and fixtures                                61,121           49,204
Vehicles                                              24,676           24,476
                                                  ----------       ----------
        Total cost                                 2,629,259        2,042,575
Accumulated depreciation and amortization           (490,708)        (269,996)
                                                  ----------       ----------
                                                  $2,138,551       $1,772,579
                                                  ==========       ==========



                                    (7)

PUBLIC TELEPHONE CORPORATION

NOTES TO FINANCIAL STATEMENTS


- INTANGIBLE ASSETS

Intangible assets consist of the following:


JUNE 30                                                 1995            1994
--------------------------------------------          --------        --------
Noncompete agreements                                 $ 49,600        $ 49,600

Goodwill                                                70,778          70,778

Organization costs                                      18,622          18,622

Financing fees                                          59,891          25,000
                                                      --------        --------
    Total cost                                         198,891         164,000

Accumulated amortization                               (97,937)        (35,449)
                                                      --------        --------

                                                      $100,954        $128,551
                                                      ========        ========

- LONG-TERM DEBT

Long-term debt consists of the following:


JUNE 30                                                1995            1994
----------------------------------------------      ----------      ----------
Notes payable, ranging from 12%-16.2%, payable
  in monthly payments of $26,423 including
  interest, final payment due May 1999,
  collateralized by substantially all of the
  Company's assets                                  $  620,203      $  260,628

Notes payable, ranging from 5.6%-8%, payable
  in monthly payments of $12,397 including
  interest, final payment due March 1997,
  collateralized by substantially all of the
  Company's assets                                     160,400         353,114

Note payable, noninterest bearing, payable in
  monthly payments of $960 including interest
  (paid off during 1995)                                                 5,147

Obligations under capital leases                     1,359,685       1,255,959
                                                    ----------      ----------
                                                     2,140,288       1,874,848
Current maturities                                    (784,547)       (657,557)
                                                    ----------      ----------

                                                    $1,355,741      $1,217,291
                                                    ==========      ==========


                                     (8)

PUBLIC TELEPHONE CORPORATION

NOTES TO FINANCIAL STATEMENTS


The future maturities of long-term debt are as follows:

YEARS ENDING JUNE 30
-------------------------------------------------------------
1997                                            $  190,726
1998                                               109,707
1999                                                88,081
2000                                                 6,891
Long-term maturities of capital leases             960,336
                                                ----------
                                                $1,355,741
                                                ==========

- LEASES

The Company is obligated under various capital leases including capital leases arising out of sale and lease back transactions for telephone equipment that expire at various dates over the next four years. At June 30, 1995 and 1994, the gross amounts of equipment and related accumulated amortization recorded under capital leases were as follows:

JUNE 30                                   1995            1994
------------------------------------------------------------------
Telephone and related equipment         $1,545,184      $1,378,038
Accumulated amortization                  (305,464)       (184,572)
                                        ----------      ----------
                                        $1,239,720      $1,193,466
                                        ==========      ==========

Amortization of assets held under capital leases is included with depreciation expense.

The Company also has three operating leases, primarily for office space that expire over the next two years. These leases generally contain renewal options for periods ranging from one to two years. Rental expense for these leases consisted of $32,914 and $24,872 for the years ended June 30, 1995 and 1994.


                                      (9)

PUBLIC TELEPHONE CORPORATION

NOTES TO FINANCIAL STATEMENTS


Future minimum lease payments for the office space and capital leases, including bargain purchase options expected to be exercised and the expected net cost of warrants and related put options granted to the lessor, for each fiscal year ending June 30 follows:

                                                    CAPITAL        OPERATING
YEARS ENDING JUNE 30                                LEASES           LEASES
-------------------------------------------------------------------------------
1996                                               $  618,530       $11,400
1997                                                  586,171         1,900
1998                                                  414,901
1999                                                  188,667
2000                                                   15,900
                                                   ----------       -------
        Total minimum lease payments                1,824,169       $13,300
Amounts representing interest                        (464,484)      =======
                                                   ----------
Present value of net minimum capital
lease payments                                     $1,359,685
                                                   ==========

The capital lease agreements require the Company to pledge the related telephone site leases as additional collateral. At June 30, 1995, approximately 800 such site leases were so pledged.

- INCOME TAX

YEAR ENDED JUNE 30                                       1995          1994
-------------------------------------------------------------------------------
Reconciliation of federal statutory to
  actual tax expense (benefit)
  Federal statutory income tax at 34%                  $(155,049)    $ 34,857
  Graduated tax rates                                                 (11,623)
  Change in valuation reserve                            167,123      (49,000)
  Other                                                  (12,074)      25,766
                                                       ---------     --------
        Actual tax expense                             $       0     $      0
                                                       =========     ========



                                      (10)

PUBLIC TELEPHONE CORPORATION

NOTES TO FINANCIAL STATEMENTS

The components of deferred taxes are as follows:


JUNE 30                                            1995            1994
-------------------------------------------------------------------------
Accrual to cash adjustment                      $   6,474       $   6,474
Differences in depreciation methods              (290,797)       (159,000)
Deferred compensation                              13,778           8,000
Other                                              20,943           3,526
Net operating loss carryforward                   481,725         206,000
Valuation allowance                              (232,123)        (65,000)
                                                ---------       ---------
                                                $       0       $       0
                                                =========       =========
Assets                                          $ 522,920       $(224,000)
Liabilities                                      (290,797)       (159,000)
Valuation allowance                              (232,123)        (65,000)
                                                ---------       ---------
                                                $       0       $       0
                                                =========       =========

The valuation allowance at June 30, 1995 is $232,123 and was increased by $167,123 during the current year.

At June 30, 1994, the Company incurred a net operating loss for tax reporting purposes, for financial statement purposes, a provision in lieu of income taxes of $38,000 was offset primarily by a decrease in the deferred tax assets valuation allowance.

At June 30, 1995, PTC had net operating loss carryforwards for tax purposes of approximately $1,302,000, which expire as follows:

YEARS ENDING JUNE 30
-------------------------------------------------------------------------
2005                                                           $   43,000
2006                                                               88,000
2007                                                               43,000
2008                                                              217,000
2009                                                              165,000
2010                                                              746,000
                                                               ----------
                                                               $1,302,000
                                                               ==========


                                  (11)

PUBLIC TELEPHONE CORPORATION

NOTES TO FINANCIAL STATEMENTS

Of these loss carryover amounts, approximately $138,000 are subject to limitation on their use in accordance with Internal Revenue Code Section 382. This section restricts the annual usage of loss carryovers when a significant change in ownership has occurred. In the event of any future changes in ownership, loss carryovers available for utilization could be further limited or restricted.

- EMPLOYMENT AGREEMENTS

The Company has employment agreements with two of its principal officers through June 1996. The agreements provide for base compensation, a portion of which may be deferred, annual bonuses aggregating 6% of income before taxes, and incentive bonuses based on improvement in the Company's book value per share. The incentive bonuses range from an aggregate of 40 shares upon achieving a book value of $637.50 per share to 320 shares upon achieving a book value of $2,120.76 per share. The bonuses are payable in cash or Class A common shares at the election of the Company. The agreements contain specific provisions in the event the employees voluntarily terminate for good reason or are terminated without cause or within 18 months of a change in control, as defined. The aggregate commitment for future salaries at June 30, 1995, excluding bonuses, under these agreements is $265,000 and is contingent on the future performance of duties. The aggregate contingent liability at June 30, 1995 should the employees be terminated is $525,000, plus three times the average annual bonus paid prior to the termination.

The employment agreements also granted the officers the right to purchase a total of 157 Class A shares at 25% of the Company's June 30, 1994 book value, which was exercised by the officers in September 1994. The officers are required to offer the Company a right of first refusal upon sale of such shares at the greater of market value in excess of $1,000 per share of 25% of the Company's book value per share at the end of the preceding fiscal year.

The officers have an option to convert all Class A common shares issued in connection with the stock purchase rights and annual and incentive bonuses into Class B common stock at a rate of 2.2 Class B common shares for each Class A common share. The conversion option is nonassignable and the officers must reconvert their Class B common shares to the Class A common shares to liquidate them.

- WARRANTS TO PURCHASE COMMON STOCK

In connection with certain capital lease financing, the Company issued warrants to a lessor representing the right to purchase 45 shares of Class A common stock for $1,000 per share. Twenty-five of the warrants expire on June 28, 1998 and the remaining twenty expire September 12, 1998. The lessor has the option to require the Company to repurchase any shares acquired through the exercise of the warrants for $4,241 per share. The lessor's option expires May 31, 1998 and August 31, 1998. If the lessor does not purchase the shares covered by the warrants, the Company will be required to redeem the warrants for $3,181 per warrant at the end of the lease term.


                                      (12)

PUBLIC TELEPHONE CORPORATION

NOTES TO FINANCIAL STATEMENTS

- COMMITMENTS AND CONTINGENCIES

The Company is the defendant in a lawsuit alleging a breach of contract and requesting damages of $51,000 plus attorney fees. Management believes that such litigation and claims will be resolved without material effect on the Company's financial position.

- ADVERTISING COSTS

The Company expenses advertising costs as incurred. Advertising costs were $54,057 and $900 for the years ended June 30, 1995 and 1994.


                                      (13)

                                                                   EXHIBIT (a) 2
                          PUBLIC TELEPHONE CORPORATION
                                 BALANCE SHEETS

                                                September 30     June 30
                                                    1995           1995
                                              ----------------  ----------
                                                  (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                        $92,282      $68,645
   Accounts receivable                               52,111       54,147
   Prepaid expenses                                  23,657       19,521
   Telephone parts                                   31,373       30,054
                                              ----------------  ----------

Total current assets                                199,423      172,367
                                              ----------------  ----------

Property and Equipment
   Telecommunication equipment                    2,493,179    2,543,462
   Furniture and fixtures                            59,585       61,121
   Vehicles                                          20,921       24,676
                                              ----------------  ----------

                                                  2,573,685    2,629,259
   Less accumulated depreciation
     and amortization                              (538,303)    (490,708)
                                              ----------------  ----------

Net property and equipment                        2,035,382    2,138,551
                                              ----------------  ----------

Other assets
   Intangible assets                                198,891      198,891
   Less accumulated amortization                   (115,893)     (97,937)
                                              ----------------  ----------

   Net intangible assets                             82,998      100,954
   Security deposits                                 29,118       27,668
                                              ----------------  ----------

Total other assets                                  112,116      128,622
                                              ----------------  ----------

                                                 $2,346,921   $2,439,540
                                              ================  ==========
Liabilities and Stockholders' Equity
Current liabilities
   Current maturities of long-term debt            $625,462     $784,547
   Accounts payable                                 105,202       63,278
   Accrued expenses                                  85,696       95,814
                                              ----------------  ----------

Total current liabilities                           816,360      943,639
                                              ----------------  ----------

Long-term debt, net of current portion            1,426,983    1,355,741
Deferred compensation                                68,437       37,239

Stockholders' equity:
   Preferred stock
   Class A common stock                             922,334      922,334
   Class B common stock
   Accumulated deficit                             (887,193)    (819,413)
                                              ----------------  ----------

Total stockholders' equity                           35,141      102,921
                                              ----------------  ----------

                                                 $2,346,921   $2,439,540
                                              ================  ==========


  The accompanying notes are an integral part of these financial statements.

                                                                   EXHIBIT (a) 3


                          PUBLIC TELEPHONE CORPORATION
                         UNAUDITED STATEMENTS OF INCOME





                                       Three Months   Three Months
                                           ended         ended
                                       September 30   September 30
                                            1995         1994
                                       ------------   ------------
Revenues
    Coin calls                            $467,796     $421,347
    Non-coin calls                         158,572      167,603
    other                                   19,200       33,302
                                       ------------   ------------

                                           645,568      622,252
                                       ------------   ------------

Operating expenses
    Telephone charges                      162,731      163,760
    General and administrative             206,853      243,033
    Commissions                             75,946       66,909
    Service and collection                  41,878       38,544
    Depreciation and amortization           78,173       60,459
                                       ------------   ------------

                                           565,581      572,705
                                       ------------   ------------


Operating income                            79,987       49,547

Other income (expense)
    Interest expense                       (91,311)     (56,790)
    Loss on sale of assets                 (55,953)           0
    Other income (expense)                    (501)     (17,687)
                                       ------------   ------------

Total other income (expense)              (147,765)     (74,477)
                                       ------------   ------------

Income (loss) before taxes on income       (67,778)     (24,930)
                                       ------------   ------------

Taxes on income

Net income (loss)                         ($67,778)    ($24,930)
                                       ============   ============





  The accompanying notes are an integral part of these financial statements.

                                                                   EXHIBIT (a) 4


                          PUBLIC TELEPHONE CORPORATION
                       UNAUDITED STATEMENTS OF CASH FLOWS


                                                                 Three Months          Three Months
                                                                     ended                ended
                                                                 September 30          September 30
                                                                     1995                 1994
                                                               ---------------       ----------------
Operating activities
  Net loss                                                            ($67,778)         ($24,930)
  Adjustments to reconcile net loss to net cash provided by
    operating activities:
      Depreciation and amortization                                     78,173            60,459
      Loss on sale of property and equipment                            55,953
      Changes in assets and liabilities:
        Accounts receivable                                              2,036              (739)
        Prepaid and other current assets                                (5,455)         (167,563)
        Accounts payable and accrued expenses                           31,806           (46,304)
        Deferred compensation                                           31,198
                                                               ---------------       ----------------

Cash provided by operating activities                                  125,933          (179,077)
                                                               ---------------       ----------------

Investing activities:
  Net change in prproperty and equipment                               (13,003)         (629,560)
  Increase (decrease) in other assets                                   (1,450)                0
                                                               ---------------       ----------------

Cash flows used in investing activities                                (14,453)         (629,560)
                                                               ---------------       ----------------

Financing Activities
  Increase in long-term debt                                            71,242           476,267
  Change in Class A stock                                                                 23,334
  Principal payments on debt                                          (159,085)         (145,827)
                                                               ---------------       ----------------

Cash provided by financing activities                                  (87,843)          353,774
                                                               ---------------       ----------------

Net increase (decrease) in cash                                         23,637          (454,863)

Cash, beginning of period                                               68,645           508,016

                                                               ---------------       ----------------
Cash, end of period                                                    $92,282           $53,153
                                                               ===============       ================





  The accompanying notes are an integral part of these financial statements.

                                                                   EXHIBIT (a) 5



                          PUBLIC TELEPHONE CORPORATION
                    UNAUDITED NOTES TO FINANCIAL STATEMENTS



Note 1 - Basis of Presentation


The accompanying audited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. For further information, refer to the Financial Statements and Notes thereto included in the Company's Financial Statements for the Years Ended June 30, 1995 and 1994.

EXHIBIT (b)

                                                                   EXHIBIT (b) 1

                          PHONETEL TECHNOLOGIES, INC.
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET


                                          PhoneTel at      Public at
                                         September 30    September 30      Pro forma          Pro forma
                                             1995            1995         Adjustments         Combined
                                        -------------    ------------     -----------         -----------
ASSETS

Cash                                        $1,024,948         $92,282                         $1,117,230
Accounts receivable, net                     1,540,313          52,111                          1,592,424
Inventories                                    749,798          31,373                            781,171
Prepaid expenses                                96,233          23,657                            119,890
Property and equipment, net                 11,849,383       2,035,382        $530,824 (1)     14,415,589
Intangibles, net                             8,757,440          82,998         951,986 (1)      9,792,424
Other assets, net                            1,080,160          29,118                          1,109,278
                                        --------------   -------------    ------------        -----------
              Total Assets                 $25,098,275      $2,346,921      $1,482,810        $28,928,006
                                        ==============   =============    ============        ===========
LIABILITIES AND
---------------
STOCKHOLDERS' EQUITY
--------------------
Current portion long-term
     debt and leases                        $2,665,588        $625,462                         $3,291,050
Accounts payable                             3,637,606         105,202                          3,742,808
Accrued liabilities                            717,093          85,696                            802,789
Deferred compensation                                           68,437                             68,437
Reserve for nonrecurring items               1,189,834                                          1,189,834
Long-term debt and capital
     lease obligations                       7,785,772       1,426,983                          9,212,755
                                        --------------   -------------    ------------        -----------
           Total liablilities               15,995,893       2,311,780               0         18,307,673
                                        --------------   -------------    ------------        -----------

Preferred stock, 7% cumulative
     convertible redeemable                    200,000                                            200,000
Preferred stock, 8% cumulative
     convertible redeemable                    981,084                                            981,084
Preferred stock, 10% cumulative
     convertible redeemable                          1                                                  1
Preferred stock, 10% nonvoting               5,305,340                                          5,305,340
Common stock                                   144,940         922,334       ($908,841)(1)        158,433
Additional paid in capital                  13,352,953               0       1,504,458 (1)     14,857,411
Accumulated deficit                        (10,881,936)       (887,193)        887,193 (1)    (10,881,936)
                                        --------------   -------------    ------------        -----------
       Total stockholders'equity             9,102,382          35,141       1,482,810         10,620,333
                                        --------------   -------------    ------------        -----------

         Total liabilities and
            stockholders' equity           $25,098,275      $2,346,921      $1,482,810        $28,928,006
                                        ==============   =============    ============        ===========


The accompanying notes are an integral part of this pro forma statement.

                                                                   EXHIBIT (b) 2

                          PHONETEL TECHNOLOGIES, INC.
            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                                                              (4)
                                                          Public for
                                         PhoneTel for    the 12 months
                                        the year ended       ended         Pro forma          Pro forma
                                         Dec 31, 1994    Dec 31, 1994     Adjustments         Combined
                                        --------------   -------------    ------------        -----------
Net revenues                               $15,866,087      $2,378,529                        $18,244,616

Costs and Expenses:
  Operating expenses                        12,112,371         998,439        (267,000)(2)     12,843,810
  Depreciation and amortization              2,236,269         175,085         423,494 (3)      2,834,848
  Selling, general and administrative        2,831,775         846,009        (358,000)(2)      3,319,784
                                        --------------   -------------    ------------        -----------

                                            17,180,415       2,019,533        (201,506)        18,998,442
                                        --------------   -------------    ------------        -----------

Income (loss) from operations               (1,314,328)        358,996        (201,506)          (753,826)

Other income/(expense)                        (380,794)       (394,750)                          (775,544)
                                        --------------   -------------    ------------        -----------

Income (loss) before taxes                  (1,695,122)        (35,754)       (201,506)        (1,529,370)
                                        --------------   -------------    ------------        -----------
Income tax provision

Net income (loss)                           (1,695,122)        (35,754)       (201,506)        (1,529,370)
Preferred stock dividend                       291,980                               0            291,980
                                        --------------   -------------    ------------        -----------

Income (loss) applicable to
     common stock                          ($1,987,102)       ($35,754)      ($201,506)       ($1,821,300)
                                        ==============   =============    ============        ===========
Loss per common share                           ($0.23)                                            ($0.18)
                                        ==============                                        ===========
Weighted average number of
    shares outstanding                       8,822,914       1,349,290                         10,172,204
                                        ==============   =============                        ===========





   The accompanying notes are an integral part of this pro forma statement.

                                                                   EXHIBIT (b) 2

                          PHONETEL TECHNOLOGIES, INC.
            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                                                              (4)
                                         PhoneTel for     Public for
                                          nine months     nine months
                                             ended           ended
                                         September 30    September 30        Pro forma          Pro forma
                                             1995            1995           Adjustments         Combined
                                       ---------------   -------------     -------------      -----------
Net revenues                               $11,956,903      $1,845,968                        $13,802,871

Costs and Expenses:
  Operating expenses                         9,220,083         844,085       ($200,250)(2)      9,863,918
  Depreciation and amortization              2,164,822         268,262         317,620 (3)      2,750,704
  Selling, general and administrative        2,399,532         594,588        (268,500)(2)      2,725,620
  Nonrecurring charges                       1,418,530               0               0          1,418,530
                                       ---------------   -------------     -------------      -----------
                                            15,202,967       1,706,935        (151,130)        16,758,772
                                       ---------------   -------------     -------------      -----------

Income (loss) from operations               (3,246,064)        139,033        (151,130)        (2,955,901)
Other income/(expense)                        (291,693)       (527,994)                          (819,687)
                                       ---------------   -------------     -------------      -----------
Loss before taxes                           (3,537,757)       (388,961)       (151,130)        (3,775,588)
Income tax provision                   ---------------   -------------     -------------      -----------

Net loss                                    (3,537,757)       (388,961)       (151,130)        (3,775,588)
Preferred stock dividend                       232,251                               0            232,251
                                       ---------------   -------------     -------------      -----------

Loss applicable to common stock            ($3,770,008)      ($388,961)      ($150,130)       ($4,007,839)
                                       ===============   =============     =============      ===========
Loss per common share                           ($0.37)                                            ($0.35)
                                       ===============                                        ===========
Weighted average number of
    shares outstanding                      10,171,674       1,349,290                         11,520,964
                                       ===============   =============                        ===========





   The accompanying notes are an integral part of this pro forma statement.

                          PHONETEL TECHNOLOGIES, INC.
               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                       FOOTNOTES TO FINANCIAL INFORMATION


(1) Represents the issuance of 1,349,290 shares of PhoneTel's common stock, $.01 par value, at an assumed price of $1.125 per share in exchange for all of the outstanding common stock of Public Telephone Corporation ("Public"). In conjunction with the merger, property and equipment was written up by $530,824 to its estimated fair value and $961,986 was recorded relating to the value of Public's existing phone contracts. As required by purchase accounting, the accumulated deficit of Public prior to the merger was eliminated.

(2) Represents the estimated recurring benefits as a result of the merger of Public into PhoneTel. The savings are primarily the result of backroom efficiencies, including the elimination of substantially all administrative personnel at Public and economies of scale in billing and other operating areas.

(3) Represents the incremental depreciation and amortization associated with the merger. The increase in property and equipment is assumed to depreciate over 60 months while the intangible asset relating to Public's existing phone contracts is being amortized over 36 months.

(4) PhoneTel has a December 31 year end and Public has a June 30 (fiscal) year end. In order to provide comparable periods for the Nine Months ended September 30, 1995, Public's unaudited statement of income for the three months ended September 30, 1995 was added to Public's audited Statement of Income for the Year Ended June 30, 1995 while the
         unaudited six months ended December 30, 1994 was excluded.   In order
         to provide comparable periods for the year ended December 31, 1994, Public's unaudited statement of income for the six months ended December 31, 1994 was added to Public's audited Statement of Income for the Year Ended June 30, 1994 while the six months ended December 31, 1993 was excluded.